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                                                                EXHIBIT 99.2




                                REVOCABLE PROXY
                          FIRST PLACE FINANCIAL CORP.
                        SPECIAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 2000
                             2:00 P.M. EASTERN TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of the Board of Directors of First Place Financial Corp. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on April 28, 2000, at 2:00 p.m. Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio, and at any and all adjournments thereof, as set forth on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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[X]Please mark your votes as indicated

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


1. The approval and adoption of the Agreement and Plan of Merger, dated as of November 22, 1999 and amended as of February 9, 2000, by and among First Place Financial Corp. ("First Place"), its wholly-owned subsidiary, First Federal Savings and Loan Association of Warren (the "Association"), and The Ravenna Savings Bank ("Ravenna") and the consumation of the transactions contemplated thereby, including the merger of Ravenna with and into the Association and the issuance of First Place Common Stock to holders of Ravenna Common Stock.

        FOR  [ ]                 AGAINST  [ ]            ABSTAIN  [ ]

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy Statement dated March 29, 2000 relating to the Special Meeting.

    PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

Signature of Stockholder _________________________    Date _________________

Signature of Stockholder _________________________    Date _________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

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